As filed with the Securities and Exchange Commission on May 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Immuneering Corporation

(Exact name of Registrant as specified in its charter)

Delaware	26-1976972
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

245 Main Street, Second Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip code)

Immuneering Corporation 2021 Incentive Award Plan

Immuneering Corporation 2021 Employee Stock Purchase Plan

Immuneering Corporation 2025 Employment Inducement Award Plan

(Full title of the plans)

Benjamin J. Zeskind, Ph.D.

Chief Executive Officer

Immuneering Corporation

245 Main Street, Second Floor

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 500-8080

(Telephone number, including area code, of agent for service)

With copies to:

Evan Smith, Esq.

Ellen Smiley, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 6,500,000 shares of Immuneering Corporation’s (the “Registrant”) Class A common stock, $0.001 par value per share (“Class A common stock”), which may be issued pursuant to the Immuneering Corporation 2021 Incentive Award Plan (the “2021 Plan”), the Immuneering Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”), and the Immuneering Corporation 2025 Employment Inducement Award Plan (the “2025 Inducement Plan” and, together with the 2021 Plan and the 2021 ESPP, the “Plans”).

The additional shares registered pursuant to the Plans are of the same class as other securities relating to the 2021 Plan and the 2021 ESPP for which the Registration Statement on Form S-8 (File No. 333-258416) is effective and incorporated by reference herein.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Immuneering Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40675) filed on September 9, 2021).

4.2	Amended and Restated Bylaws of Immuneering Corporation (currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40675) filed on February 2, 2024).

4.3	Specimen Stock Certificate evidencing the shares of Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-257791) filed on July 26, 2021).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of RSM US LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Immuneering Corporation 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257791) filed on July 26, 2021).

99.2	Immuneering Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257791) filed on July 26, 2021).

99.3	Immuneering Corporation 2025 Employment Inducement Award Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 20, 2025).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on May 5, 2025.

IMMUNEERING CORPORATION

By:	/s/ Benjamin J. Zeskind
Name:	Benjamin J. Zeskind, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Benjamin J. Zeskind and Mallory Morales, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin J. Zeskind	President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2025
Benjamin J. Zeskind, Ph.D.

/s/ Mallory Morales	Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2025
Mallory Morales

/s/ Ann E. Berman	Director	May 5, 2025
Ann E. Berman

/s/ Robert J. Carpenter	Director	May 5, 2025
Robert J. Carpenter

/s/ Peter Feinberg	Director	May 5, 2025
Peter Feinberg

/s/ Diana F. Hausman	Director	May 5, 2025
Diana F. Hausman, M.D.

/s/ Laurie B. Keating	Director	May 5, 2025
Laurie B. Keating

/s/ Thomas J. Schall	Director	May 5, 2025
Thomas J. Schall, Ph.D.